Exhibit 99.1

LKQ CORPORATION ANNOUNCES RESULTS FOR SECOND QUARTER 2015

•Revenue growth of 7.5% to a record $1.84 billion
•Organic revenue growth for parts and services of 7.5%
•Net income growth of 14.1% to $119.7 million
•Diluted EPS increased 14.7% to $0.39
•Annual guidance updated

Chicago, IL (July 30, 2015) - LKQ Corporation (Nasdaq:LKQ) today reported record revenue for the second quarter of 2015 of $1.84 billion, an increase of 7.5% as compared to $1.71 billion in the second quarter of 2014. Net income for the second quarter of 2015 was $119.7 million, an increase of 14.1% as compared to $104.9 million for the same period of 2014. Diluted earnings per share of $0.39 for the second quarter ended June 30, 2015 increased 14.7% from $0.34 for the second quarter of 2014. The Company noted that adjusted diluted earnings per share for the second quarter 2015 was $0.39 compared to $0.35 for the second quarter of 2014 after adjusting each of the periods for net losses resulting from restructuring and acquisition related expenses and the change in fair value of contingent consideration liabilities.
"We are very pleased with our operating results during the quarter even though the headwinds of scrap prices and exchange rate fluctuations we faced in the first quarter of 2015 continued in the second quarter," stated Robert Wagman, President and Chief Executive Officer of LKQ Corporation. “I am particularly pleased with the 15% revenue growth in parts and services on a constant currency basis and the 30 basis point expansion in segment EBITDA margins. Our Wholesale European segment showed solid improvement, with its EBITDA margins for the quarter increasing 70 basis points over the prior year. Organic revenue growth for parts and services was 7.5% on a global basis, including 10.1% in our Wholesale Europe segment.”
On a six month year-to-date basis, revenue was $3.61 billion, an increase of 8.3% from $3.34 billion for the comparable period of 2014. Parts and services organic revenue growth for the first six months of 2015 was 7.5%. Net income for the first six months of 2015 was $226.8 million, as compared to $209.5 million for the first half of 2014. Diluted earnings per share was $0.74 for the first six months of 2015, as compared to $0.69 for the comparable period of 2014
Balance Sheet and Liquidity
Cash flow from operations totaled $282.7 million on a six month year-to-date basis, which after investing approximately $109.2 million in capital expenditures and other long term assets, allowed the Company to increase cash balances and reduce its outstanding debt compared to year-end 2014. As of June 30, 2015, LKQ’s balance sheet reflected cash and equivalents of $143.4 million and outstanding debt of $1.69 billion. Total availability under the Company’s credit facility at June 30, 2015 was approximately $1.2 billion.

Other Events
On July 8, 2015, the Company announced it acquired substantially all of the assets of PartsChannel, Inc., an aftermarket collision parts distributor with fourteen warehouses servicing over thirty markets across the United States. Terms of the transaction were not disclosed.
On July 9, 2015, the Company announced that it signed a definitive agreement to acquire The Coast Distribution System, Inc. for $5.50 per share in cash. Coast is a leading distributor of replacement parts, supplies and accessories for recreational vehicles (RVs) primarily to retail parts and supplies stores, service and repair establishments, and new and used RV dealers in North America. The Coast acquisition is expected to close in the third quarter of 2015.
Since the beginning of the second quarter of 2015, LKQ also acquired eight distributors of aftermarket automotive products in the Netherlands, a self service retail business with eight locations in California, a wholesale salvage business located in Alabama, and an aftermarket parts distributor in Iowa. LKQ’s European operations opened two Euro Car Parts branches in the second quarter of 2015.
“Our development efforts thus far in 2015 validate the breadth of acquisition candidates across our operating segments. These acquisitions should enhance our competitive position and market penetration. Once integrated into our networks, they will offer synergy opportunities that should create expense leverage and distribution efficiencies. Our goal is to generate continued margin expansion with our development and operating strategy, similar to what we witnessed in the second quarter and first half of 2015,” stated Mr. Wagman.
Company Outlook
The Company updated its guidance for 2015.

	Updated Guidance	Prior Guidance
Organic revenue growth (parts & services)	7.0% to 8.5%	6.5% to 9.0%
Adjusted net income	$425 million to $445 million	$420 million to $450 million
Adjusted diluted EPS	$1.38 to $1.45	$1.36 to $1.46
Cash flow from operations	Approximately $450 million	Approximately $425 million
Capital expenditures	$150 million to $180 million	$150 million to $180 million

Guidance for 2015 is based on current conditions (including 2015 acquisitions completed to date) and excludes the impact of restructuring and acquisition related expenses; gains or losses related to acquisitions or divestitures (including changes in the fair value of contingent consideration liabilities); and capital spending related to future business acquisitions.
Conference Call Details
LKQ will host a conference call and webcast on July 30, 2015 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) with members of senior management to discuss the Company's results.
To access the investor conference call, please dial (877) 407-0668. International access to the call may be obtained by dialing (201) 689-8558.

Webcast and Presentation Details
The audio webcast and accompanying slide presentation can be accessed at www.lkqcorp.com in the Investor Relations section.
A replay of the conference call will be available by telephone at (877) 660-6853 or (201) 612-7415 for international calls. The telephone replay will require you to enter conference ID: 13612727#. An online replay of the audio webcast will be available on the Company's website. Both formats of replay will be available through August 28, 2015. Please allow approximately two hours after the live presentation before attempting to access the replay.
About LKQ Corporation
LKQ Corporation (www.lkqcorp.com) is a leading provider of alternative and specialty parts to repair and accessorize automobiles and other vehicles.  LKQ has operations in North America, the United Kingdom, the Netherlands, Belgium, France, Scandinavia, Australia and Taiwan. LKQ offers its customers a broad range of replacement systems, components, equipment and parts to repair and accessorize automobiles, trucks, and recreational and performance vehicles.
Forward Looking Statements
The statements in this press release that are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding our outlook or guidance, expectations, beliefs, hopes, intentions or strategies. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us. Actual events or results may differ materially from those expressed or implied in the forward looking statements as a result of various factors.
These factors include the following (not necessarily in order of importance):

•
Changes in economic and political activity in the U.S. and other countries in which we are located or do business, and the impact of these changes on the demand for our products and our ability to obtain financing for operations;

•	fluctuations in the pricing of new original equipment manufacturer replacement products;

•	the availability and cost of our inventory;

•	variations in the number of vehicles sold, vehicle accident rates, miles driven, and the age profile of vehicles in accidents;

•	changes in state or federal laws or regulations affecting our business;

•	inaccuracies in the data relating to our industry published by independent sources upon which we rely;

•	changes in the level of acceptance and promotion of alternative automotive parts by insurance companies and auto repairers;

•	changes in the demand for our products and the supply of our inventory due to severity of weather and seasonality of weather patterns;

•	increasing competition in the automotive parts industry, including the pricing programs and other initiatives of original equipment manufacturers in an attempt to increase their market share;

•	our ability to satisfy our debt obligations and to operate within the limitations imposed by financing agreements;

•	our ability to obtain financing on acceptable terms to finance our growth;

•	declines in the values of our assets;

•	fluctuations in the prices of fuel, scrap metal and other commodities;

•	our ability to develop and implement the operational and financial systems needed to manage our operations;

•	our ability to identify sufficient acquisition candidates at reasonable prices to maintain our growth objectives;

•	our ability to integrate, realize expected synergies, and successfully operate acquired companies and any companies acquired in the future, and the risks associated with these companies;

•
restrictions or prohibitions on selling certain aftermarket products to the extent original equipment manufacturers seek and obtain more design patents than they have in the past and are successful in asserting infringement of these patents and defending their validity;

•	changes to our business relationships with insurance companies or changes by insurance companies to their business practices relating to the use of our products;

•	product liability claims by the end users of our products or claims by other parties who we have promised to indemnify for product liability matters;

•	costs associated with recalls of the products we sell;

•	currency fluctuations in the U.S. dollar, pound sterling and euro versus other currencies;

•	instability in regions in which we operate that can affect our supply of certain products;

•	interruptions, outages or breaches of our operational systems, security systems, or infrastructure as a result of attacks on, or malfunctions of, our systems;

•	additional unionization efforts, new collective bargaining agreements, and work stoppages;

•	higher costs and the resulting potential inability to service our customers to the extent that our suppliers decide to discontinue business relationships with us; and

•	other risks that are described in our Form 10-K filed March 2, 2015 and in other reports filed by us from time to time with the Securities and Exchange Commission.

You should not place undue reliance on these forward-looking statements. All of these forward-looking statements are based on our expectations as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Joseph P. Boutross
Director, Investor Relations
LKQ Corporation
(312) 621-2793
jpboutross@lkqcorp.com

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Income
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Revenue	$1,838,070	$1,709,132	$3,611,982	$3,334,909
Cost of goods sold	1,114,126	1,038,073	2,188,559	2,011,966
Gross margin	723,944	671,059	1,423,423	1,322,943
Facility and warehouse expenses	136,379	128,506	269,036	254,665
Distribution expenses	150,039	146,544	291,753	283,873
Selling, general and administrative expenses	205,796	186,585	409,037	371,115
Restructuring and acquisition related expenses	1,663	5,901	8,151	9,222
Depreciation and amortization	29,782	29,927	59,235	56,638
Operating income	200,285	173,596	386,211	347,430
Other expense (income):
Interest expense, net	14,622	15,628	29,528	31,746
Loss on debt extinguishment	—	—	—	324
Change in fair value of contingent consideration liabilities	125	(790)	276	(2,012)
Other (income) expense, net	(28)	(907)	1,740	(1,003)
Total other expense, net	14,719	13,931	31,544	29,055
Income before provision for income taxes	185,566	159,665	354,667	318,375
Provision for income taxes	64,682	54,341	124,780	108,362
Equity in earnings of unconsolidated subsidiaries	(1,162)	(442)	(3,070)	(478)
Net income	$119,722	$104,882	$226,817	$209,535
Earnings per share:
Basic	$0.39	$0.35	$0.75	$0.69
Diluted	$0.39	$0.34	$0.74	$0.69
Weighted average common shares outstanding:
Basic	304,286	302,030	304,145	301,719
Diluted	307,247	305,837	307,105	305,677

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)

	June 30, 2015	December 31, 2014
Assets
Current Assets:
Cash and equivalents	$143,423	$114,605
Receivables, net	651,271	601,422
Inventory	1,402,399	1,433,847
Deferred income taxes	77,968	81,744
Prepaid expenses and other current assets	97,560	85,799
Total Current Assets	2,372,621	2,317,417
Property and Equipment, net	650,053	629,987
Intangibles	2,515,098	2,534,420
Other Assets	96,770	91,668
Total Assets	$5,634,542	$5,573,492
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$392,951	$400,202
Accrued expenses	252,750	250,164
Other current liabilities	41,286	36,815
Current portion of long-term obligations	39,378	63,515
Total Current Liabilities	726,365	750,696
Long-Term Obligations, Excluding Current Portion	1,652,064	1,801,047
Deferred Income Taxes	178,523	181,662
Other Noncurrent Liabilities	123,497	119,430
Commitments and Contingencies
Stockholders’ Equity:
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 304,435,529 and 303,452,655 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively	3,044	3,035
Additional paid-in capital	1,070,288	1,054,686
Retained earnings	1,929,978	1,703,161
Accumulated other comprehensive loss	(49,217)	(40,225)
Total Stockholders’ Equity	2,954,093	2,720,657
Total Liabilities and Stockholders’ Equity	$5,634,542	$5,573,492

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows
(In thousands)

	Six Months Ended
	June 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$226,817	$209,535
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	61,714	58,893
Stock-based compensation expense	11,114	11,783
Excess tax benefit from stock-based payments	(6,737)	(9,747)
Other	5,880	1,645
Changes in operating assets and liabilities, net of effects from acquisitions:
Receivables	(48,995)	(71,779)
Inventory	38,399	(40,773)
Prepaid income taxes/income taxes payable	21,052	9,653
Accounts payable	(18,597)	(20,549)
Other operating assets and liabilities	(7,948)	3,543
Net cash provided by operating activities	282,699	152,204
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(66,763)	(67,331)
Acquisitions, net of cash acquired	(37,208)	(635,332)
Other investing activities, net	(5,209)	341
Net cash used in investing activities	(109,180)	(702,322)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	3,288	4,207
Excess tax benefit from stock-based payments	6,737	9,747
Taxes paid related to net share settlements of stock-based compensation awards	(5,243)	—
Debt issuance costs	—	(3,715)
Net (payments) borrowings of long-term and other obligations	(149,703)	496,232
Net cash (used in) provided by financing activities	(144,921)	506,471
Effect of exchange rate changes on cash and equivalents	220	2,723
Net increase (decrease) in cash and equivalents	28,818	(40,924)
Cash and equivalents, beginning of period	114,605	150,488
Cash and equivalents, end of period	$143,423	$109,564

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Supplementary Data
(In thousands, except per share data)

	Three Months Ended June 30,
Operating Highlights	2015		2014
		% of Revenue (1)		% of Revenue (1)	Change	% Change
Revenue	$1,838,070	100.0%	$1,709,132	100.0%	$128,938	7.5%
Cost of goods sold	1,114,126	60.6%	1,038,073	60.7%	76,053	7.3%
Gross margin	723,944	39.4%	671,059	39.3%	52,885	7.9%
Facility and warehouse expenses	136,379	7.4%	128,506	7.5%	7,873	6.1%
Distribution expenses	150,039	8.2%	146,544	8.6%	3,495	2.4%
Selling, general and administrative expenses	205,796	11.2%	186,585	10.9%	19,211	10.3%
Restructuring and acquisition related expenses	1,663	0.1%	5,901	0.3%	(4,238)	(71.8)%
Depreciation and amortization	29,782	1.6%	29,927	1.8%	(145)	(0.5)%
Operating income	200,285	10.9%	173,596	10.2%	26,689	15.4%
Other expense (income):
Interest expense, net	14,622	0.8%	15,628	0.9%	(1,006)	(6.4)%
Loss on debt extinguishment	—	0.0%	—	0.0%	—	n/m
Change in fair value of contingent consideration liabilities	125	0.0%	(790)	(0.0)%	915	n/m
Other income, net	(28)	(0.0)%	(907)	(0.1)%	879	96.9%
Total other expense, net	14,719	0.8%	13,931	0.8%	788	5.7%
Income before provision for income taxes	185,566	10.1%	159,665	9.3%	25,901	16.2%
Provision for income taxes	64,682	3.5%	54,341	3.2%	10,341	19.0%
Equity in earnings of unconsolidated subsidiaries	(1,162)	(0.1)%	(442)	(0.0)%	(720)	n/m
Net income	$119,722	6.5%	$104,882	6.1%	$14,840	14.1%
Earnings per share:
Basic	$0.39		$0.35		$0.04	11.4%
Diluted	$0.39		$0.34		$0.05	14.7%
Weighted average common shares outstanding:
Basic	304,286		302,030		2,256	0.7%
Diluted	307,247		305,837		1,410	0.5%

(1) The sum of the individual percentage of revenue components may not equal the total due to rounding.

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Supplementary Data
(In thousands, except per share data)

	Six Months Ended June 30,
Operating Highlights	2015		2014
		% of Revenue (1)		% of Revenue (1)	Change	% Change
Revenue	$3,611,982	100.0%	$3,334,909	100.0%	$277,073	8.3%
Cost of goods sold	2,188,559	60.6%	2,011,966	60.3%	176,593	8.8%
Gross margin	1,423,423	39.4%	1,322,943	39.7%	100,480	7.6%
Facility and warehouse expenses	269,036	7.4%	254,665	7.6%	14,371	5.6%
Distribution expenses	291,753	8.1%	283,873	8.5%	7,880	2.8%
Selling, general and administrative expenses	409,037	11.3%	371,115	11.1%	37,922	10.2%
Restructuring and acquisition related expenses	8,151	0.2%	9,222	0.3%	(1,071)	(11.6)%
Depreciation and amortization	59,235	1.6%	56,638	1.7%	2,597	4.6%
Operating income	386,211	10.7%	347,430	10.4%	38,781	11.2%
Other expense (income):
Interest expense, net	29,528	0.8%	31,746	1.0%	(2,218)	(7.0)%
Loss on debt extinguishment	—	0.0%	324	0.0%	(324)	(100.0)%
Change in fair value of contingent consideration liabilities	276	0.0%	(2,012)	(0.1)%	2,288	n/m
Other expense (income), net	1,740	0.0%	(1,003)	(0.0)%	2,743	n/m
Total other expense, net	31,544	0.9%	29,055	0.9%	2,489	8.6%
Income before provision for income taxes	354,667	9.8%	318,375	9.5%	36,292	11.4%
Provision for income taxes	124,780	3.5%	108,362	3.2%	16,418	15.2%
Equity in earnings of unconsolidated subsidiaries	(3,070)	(0.1)%	(478)	(0.0)%	(2,592)	n/m
Net income	$226,817	6.3%	$209,535	6.3%	$17,282	8.2%
Earnings per share:
Basic	$0.75		$0.69		$0.06	8.7%
Diluted	$0.74		$0.69		$0.05	7.2%
Weighted average common shares outstanding:
Basic	304,145		301,719		2,426	0.8%
Diluted	307,105		305,677		1,428	0.5%

(1) The sum of the individual percentage of revenue components may not equal the total due to rounding.

The following unaudited tables compare certain third party revenue categories:

	Three Months Ended
	June 30,
	2015	2014	Change	% Change
	(In thousands)
Included in Unaudited Condensed Consolidated
Statements of Income of LKQ Corporation
North America	$912,159	$858,193	$53,966	6.3%
Europe	508,731	464,698	44,033	9.5%
Specialty	283,458	217,970	65,488	30.0%
Parts and services	1,704,348	1,540,861	163,487	10.6%
Other	133,722	168,271	(34,549)	(20.5)%
Total	$1,838,070	$1,709,132	$128,938	7.5%

Revenue changes by category for the three months ended June 30, 2015 vs. 2014:

	Revenue Change Attributable to:
	Organic	Acquisition	Foreign Exchange	% Change (1)
North America	6.3%	0.9%	(0.9)%	6.3%
Europe	10.1%	11.1%	(11.7)%	9.5%
Specialty	6.6%	25.3%	(1.9)%	30.0%
Parts and services	7.5%	7.4%	(4.3)%	10.6%
Other	(20.6)%	0.4%	(0.4)%	(20.5)%
Total	4.7%	6.7%	(3.9)%	7.5%

	Six Months Ended
	June 30,
	2015	2014	Change	% Change
	(In thousands)
Included in Unaudited Condensed Consolidated
Statements of Income of LKQ Corporation
North America	$1,830,492	$1,731,972	$98,520	5.7%
Europe	994,827	883,675	111,152	12.6%
Specialty	523,945	394,767	129,178	32.7%
Parts and services	3,349,264	3,010,414	338,850	11.3%
Other	262,718	324,495	(61,777)	(19.0)%
Total	$3,611,982	$3,334,909	$277,073	8.3%

Revenue changes by category for the six months ended June 30, 2015 vs. 2014:

	Revenue Change Attributable to:
	Organic	Acquisition	Foreign Exchange	% Change (1)
North America	5.4%	1.1%	(0.9)%	5.7%
Europe	12.0%	11.9%	(11.2)%	12.6%
Specialty	6.5%	28.0%	(1.7)%	32.7%
Parts and services	7.5%	7.8%	(4.0)%	11.3%
Other	(19.2)%	0.5%	(0.3)%	(19.0)%
Total	4.9%	7.1%	(3.7)%	8.3%

(1) The sum of the individual revenue change components may not equal the total percentage change due to rounding.

The following unaudited table reconciles Net Income to EBITDA:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(In thousands)
Net income	$119,722	$104,882	$226,817	$209,535
Depreciation and amortization	31,045	31,047	61,714	58,893
Interest expense, net	14,622	15,628	29,528	31,746
Loss on debt extinguishment (1)	—	—	—	324
Provision for income taxes	64,682	54,341	124,780	108,362
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$230,071	$205,898	$442,839	$408,860
EBITDA as a percentage of revenue	12.5%	12.0%	12.3%	12.3%

(1)	Loss on debt extinguishment is considered a component of interest in calculating EBITDA, as the write-off of debt issuance costs is similar to the treatment of debt issuance cost amortization.

We provide a reconciliation of Net Income to EBITDA as we believe it offers investors, securities analysts and other interested parties useful information regarding our results of operations because it assists in analyzing our performance and the value of our business. EBITDA provides insight into our profitability trends, and allows management and investors to analyze our operating results with and without the impact of depreciation, amortization, interest and income tax expense. We believe EBITDA is used by securities analysts, investors, and other interested parties in evaluating companies, many of which present EBITDA when reporting their results. EBITDA should not be construed as an alternative to operating income, net income or net cash provided by (used in) operating activities, as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report EBITDA information calculate EBITDA in the same manner as we do and, accordingly, our calculation is not necessarily comparable to similarly named measures of other companies and may not be an appropriate measure for performance relative to other companies.

The following unaudited table compares revenue and Segment EBITDA by reportable segment:

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2015		2014		2015		2014
(In thousands)		% of Revenue		% of Revenue		% of Revenue		% of Revenue
Revenue
North America	$1,045,151		$1,026,090		$2,091,324		$2,055,389
Europe	509,903		465,173		997,249		884,887
Specialty	284,330		218,400		525,552		395,423
Eliminations	(1,314)		(531)		(2,143)		(790)
Total revenue	$1,838,070		$1,709,132		$3,611,982		$3,334,909
Segment EBITDA
North America	$138,880	13.3%	$137,150	13.4%	$288,268	13.8%	$283,288	13.8%
Europe	53,943	10.6%	45,945	9.9%	100,466	10.1%	87,100	9.8%
Specialty	40,198	14.1%	28,356	13.0%	65,602	12.5%	46,160	11.7%
Total Segment EBITDA	233,021	12.7%	211,451	12.4%	454,336	12.6%	416,548	12.5%
Deduct:
Restructuring and acquisition related expenses	1,663		5,901		8,151		9,222
Change in fair value of contingent consideration liabilities	125		(790)		276		(2,012)
Add:
Equity in earnings of unconsolidated subsidiaries	(1,162)		(442)		(3,070)		(478)
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$230,071	12.5%	$205,898	12.0%	$442,839	12.3%	$408,860	12.3%

The key measure of segment profit or loss reviewed by our chief operating decision maker, who is our Chief Executive Officer, is Segment EBITDA. Segment EBITDA includes revenue and expenses that are controllable by the segment. Corporate and administrative expenses are allocated to the segments based on usage, with shared expenses apportioned based on the segment's percentage of consolidated revenue. Segment EBITDA is calculated as EBITDA excluding restructuring and acquisition related expenses, change in fair value of contingent consideration liabilities and equity in earnings of unconsolidated subsidiaries. EBITDA, which is the basis for Segment EBITDA, is calculated as net income excluding depreciation, amortization, interest (including loss on debt extinguishment) and taxes. Loss on debt extinguishment is considered a component of interest in calculating EBITDA, as the write-off of debt issuance costs is similar to the treatment of debt issuance cost amortization.

The following unaudited table reconciles Net Income and Diluted Earnings per Share to Adjusted Net Income and Adjusted Diluted Earnings per Share, respectively:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
(In thousands, except per share data)
Net income	$119,722	$104,882	$226,817	$209,535
Adjustments:
Restructuring and acquisition related expenses, net of tax	1,079	3,895	5,290	6,087
Loss on debt extinguishment, net of tax	—	—	—	214
Change in fair value of contingent consideration liabilities	125	(790)	276	(2,012)
Adjusted net income	$120,926	$107,987	$232,383	$213,824
Weighted average diluted common shares outstanding	307,247	305,837	307,105	305,677
Diluted earnings per share	$0.39	$0.34	$0.74	$0.69
Adjusted diluted earnings per share	$0.39	$0.35	$0.76	$0.70

We provide a reconciliation of Net Income and Diluted Earnings per Share ("EPS") to Adjusted Net Income and Adjusted Diluted EPS as we believe it offers investors, securities analysts and other interested parties useful information regarding our results of operations because it assists in analyzing our performance and the value of our business. Adjusted Net Income and Adjusted Diluted EPS are presented as supplemental measures of our performance that management believes are useful for evaluating and comparing our operating activities across reporting periods. In 2015 and 2014, the Company defines Adjusted Net Income and Adjusted Diluted EPS as Net Income and Diluted EPS adjusted to eliminate the impact of restructuring and acquisition related expenses, net of tax, loss on debt extinguishment, net of tax, and the change in fair value of contingent consideration liabilities. Adjusted Net Income and Adjusted Diluted EPS should not be construed as alternatives to Net Income or Diluted EPS as determined in accordance with accounting principles generally accepted in the United States. In addition, because not all companies use identical calculations, this presentation of Adjusted Net Income and Adjusted Diluted EPS may not be comparable to similarly titled measures of other companies.

The following unaudited table reconciles consolidated revenue growth for Parts & Services to constant currency revenue growth for the same measure:

Three Months Ended
June 30, 2015
Parts & Services
Revenue growth as reported	10.6%
Less: Currency impact	(4.3)%
Revenue growth at constant currency	14.9%

We evaluate growth in our operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our growth, consistent with how we evaluate our performance. Constant currency revenue results are calculated by translating prior year revenue in local currency using the current year's currency conversion rate. This non-GAAP measure has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our results as reported under GAAP. Our use of this term may vary from the use of similarly-titled measures by other issuers due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation.